Exhibit 99.1

Form 4 Joint Filer Information

Name:	Frazier Healthcare V, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	Frazier Healthcare V, LP

Issuer & Ticker Symbol:	Endocare, Inc. (ENDO)

Date of Event Requiring Statement:	January 24, 2008

Frazier Healthcare V, LP
By: FHM V, LP, its General Partner
By: FHM V, LLC, its General Partner

By:	/s/ Thomas S. Hodge
Thomas S. Hodge,
Chief Operating Officer

Name:	FHM V, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	Frazier Healthcare V, LP

Issuer & Ticker Symbol:	Endocare, Inc. (ENDO)

Date of Event Requiring Statement:	January 24, 2008

FHM V, LP
By: FHM V, LLC, its General Partner

By:	/s/ Thomas S. Hodge
Thomas S. Hodge,
Chief Operating Officer

Name:	FHM V, LLC
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	Frazier Healthcare V, LP

Issuer & Ticker Symbol:	Endocare, Inc. (ENDO)

Date of Event Requiring Statement:	January 24, 2008

FHM V, LLC

By:	/s/ Thomas S. Hodge
Thomas S. Hodge,
Chief Operating Officer